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                                    LOAN AGREEMENT



SBA Debenture No.  COC L 837046 3001 MN


    To induce TWIN CITIES-METRO CERTIFIED DEVELOPMENT COMPANY (hereinafter called "CDC") to make, and in consideration of the making of a loan or any part thereof (hereinafter called "Loan") to Paper Warehouse, Inc. (hereinafter "Borrower") of the proceeds of a Debenture issued by the CDC and pursuant to Authorization and Debenture Guaranty of Small Business Administration (which Authorization and all amendments thereof, heretofore and hereafter issued, are hereinafter collectively called "Authorization"), Borrower hereby represents, and warrants to and agrees with, CDC, its successors and assigns, and each of them that:

    1. NOTICE. The loan shall be evidenced by a Note dated August 15, 1995 executed by the Borrower, in proper form, and such Note and all provisions thereunder shall be wholly incorporated into this Agreement and made a part hereof. The Note shall provide the CDC with total funds not to exceed those necessary to: repay the principal and interest on the aforementioned Debenture and recover expenses related to servicing the Loan. The Loan Interest Rate shall be derived by computing the sum of the Debenture Interest Rate, the Issuer's Servicing Fee, the Fiscal Agent's Servicing Fee, and a factor to account for different frequencies of repayment as between the Loan and Debenture. The Issuer's Servicing Fee shall be 1/2 percent per annum of the unpaid balance of Debenture and may not exceed this rate. The Fiscal Agent's Servicing Fee shall be set by the Servicing Agency Agreement referred to in
Section 2, supra.

    2. SERVICE AGENT AGREEMENT. The CDC and Borrower shall execute a Servicing Agent Agreement (hereinafter called "SAA") which shall provide for lending and repayment of debenture proceeds to be handled through an escrow arrangement with Colson Services Corp. (hereinafter called "Colson"). The CDC shall prepare the SAA, including therein all known information, and the SAA shall be subject to the terms of the Master Servicing Agency Agreement between the United States Small Business Administration (hereinafter called "SBA") and Colson. The SAA and all provisions thereunder shall be wholly incorporated into this agreement and made a part hereof, and a breach of the underlying SAA, shall be construed as breach of this Agreement.

    3. LOAN PROCESSING FEE. The Loan Processing Fee shall be a one-time charge assessed by the CDC, payable to CDC from the proceeds of the Debenture, of no more than 1.5 percent of the face amount of the Debenture, which shall be used to cover the following allowable costs: general administration and overhead expenses, contractual expenses (i.e., staff services) and expenses related to the preparation of the application. The CDC shall provide an itemized justification for the fee assessed and the fee shall be subject to review and approval by SBA.

    4. DEBENTURE PROCEEDS. If the proceeds of the Debenture are insufficient to cover all disbursements required by the terms of the SAA, Borrower shall be solely responsible for providing whatever additional funds may be needed to comply with the SAA. These disbursements, which

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shall be specified in the SAA, may include, without being limited to, principal and accrued interest of interim lender, the Reserve Fund, the Processing Fee of CDC and the initial fee of the Servicing Agent.

    5. INJECTED FUNDS. The CDC shall inject One Hundred Five Thousand and No/100----- dollars ($105,000.00) into the project prior to any disbursement of debenture proceeds, in the form of cash or kind, acceptable to SBA; if any of said funds are borrowed by CDC, repayment terms must be for a term equal, at least, to the terms of the Debenture, and any collateral subordinate to the liens securing the Debenture or the Loan. If any portion of said funds are borrowed, the CDC will supply to SBA copies of debt instruments. This CDC injection may not be repaid at a rate faster than the Debenture.
Borrower to provide to the CDC, on or before the final closing date, those funds referenced above to be injected by the CDC into the project.

    6. REIMBURSABLE EXPENSES. In addition to all costs evidenced by the Note, the Borrower shall, on demand, reimburse CDC for all expenses incurred, or which may be hereafter incurred, by CDC in connection with or associated with the closing of this Loan. Such reasonable costs may include, without being limited to, site survey, plant survey, title company reports, filing, recording fees and legal fees. These costs shall be paid by Borrower from its own funds (not from injection in the project cost) and are not part of project costs.

    7. CHANGE OF OWNERSHIP. Borrower hereby agrees that any sale, transfer, assignment or delivery, for collateral or any other purposes, of all or any pat of the shares of capital stock of Borrower sufficient to effect a change of ownership or control of the business, without prior written consent of SBA, shall constitute a default under the Note, which has been wholly incorporated into this Agreement. The entire unpaid balance of principal and interest shall upon any such sale, transfer, assignment or delivery, and at the CDC's or SBA's option, become immediately due and payable, without notice or demand.

    8. CDC OWNERSHIP OR INTERESTS. If, during the term of the Note, the Borrower or its affiliates acquire, directly or indirectly, in excess of 10 percent ownership or interest in the CDC, the Note shall immediately become due and payable.

    9. BOOKS, RECORDS, AND REPORTS. Borrower shall at all times keep proper books of account in a manner satisfactory to the CDC and SBA. Borrower hereby authorizes the CDC or SBA to reasonably make or cause to be made, at Borrower's expense and in such manner and at such times as the CDC or SBA may require, (a) inspections and audits of any books, records and papers in the custody or control of Borrower or others, relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and
(b) inspections and appraisals of any of Borrower's assets. Borrower hereby authorizes all Federal, State and Municipal authorities (a) to furnish reports of examinations, records, and other information relating to the conditions and affairs of Borrower and any desired information or reports, returns, files, and records of such authorities upon request therefor by the CDC or SBA, and (b) to permit representatives of the CDC or SBA to have full access from time to time, and make copies of any extracts from, any and all

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reports or returns by, or with respect to Borrower, and all reports of examiners or other information concerning Borrower contained in the files and records of examiners or other information concerning Borrower contained in the files and records of such authorities. The record books documented and accounting procedures and practices of the Borrower relating to this agreement shall be subject to audit examination by the CDC.

    10. DISTRIBUTION. Borrower will not, without the prior written consent of the CDC and SBA, declare or pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate, or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by SBC, or to any officer, director or employee of SBA or of any such company; provided, however, that if the SBC has elected to be taxed under Subchapter S of the Internal Revenue Code, the SBC shall be permitted, notwithstanding the foregoing, to annually distribute cash dividends to all the then shareholders of SBC in an amount equal to the combined federal and state income tax liability (if any) of the shareholders arising from their respective allocable share of the earnings and profits of the SBC for such year, with each shareholder's federal and state income tax liability, including any minimum tax liability, to be computed on the basis of the highest marginal tax rate for individuals under the Internal Revenue Code of 1986, as amended, and relevant state law (provided such distributions shall be made in accordance with the law and in proportion to the record date for distributions shall be made on a quarterly basis in such a manner as to allow the shareholders of SBC to make timely quarterly payments of estimated liability, and in no event shall such distributions be made later than the date prescribed by law for filing of individual tax returns) and further provided that the foregoing prohibitions shall not apply to sale of product or other transactions with affiliates of SBC in the normal course of business nor to any salary or bonus paid to any employee, officer or director of the Company in accordance with annual compensation applicable to said employees, officers and/or directors.

    11. UNANTICIPATED EXPENSES. The Borrower shall be solely responsible to provide for additional equity funds to cover additional project costs incurred as result of overruns or unanticipated expenses in financing the project.

    12. AUTHORIZATION AND DEBENTURE GUARANTY. The Authorization and Debenture Guaranty ("Authorization") issued by the Small Business Administration, Minneapolis District Office, on May 25. 1995 and acknowledged and accepted by the CDC and Borrower, in a timely fashion, shall be wholly incorporated into this Agreement and made a part hereof. Any discrepancies or inconsistencies arising between the provisions of the Authorization and this Agreement shall be construed in favor of the interpretation given the Authorization which shall be controlling.

    13. PARTIES AFFECTED. This Agreement shall be binding upon Borrower and Borrower's successors and assigns and shall inure to the benefit of the CDC and its successors and assigns.

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    14.  INDEMNIFICATION.  The Borrower agrees to indemnify and save the CDC or its assigns harmless against any and all liability with respect to, or resulting from any delay in discharging any obligation of the Borrower.

    IN WITNESS WHEREOF, Borrower has executed or caused to duly executed this Agreement on this 15th day of August, 1995.


                                           ------------------------------------


                                           ------------------------------------


                                           ------------------------------------


                                           Paper Warehouse, Inc.
                                           ------------------------------------
                                           Borrower

Attest:                                    By:
       ---------------------------------      ---------------------------------

                                           TWIN CITIES-METRO
                                           CERTIFIED DEVELOPMENT COMPANY


Attest:                                    By:
       ---------------------------------      ---------------------------------
       Assistant President                    President


Prepared by:  Twin Cities-Metro Certified Development Company
              4105 Lexington Avenue North, Suite 170
              Arden Hills, MN 55126


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